Exhibit 10.1

FIRST AMENDMENT TO BRIDGE LOAN CREDIT AGREEMENT

FIRST AMENDMENT TO BRIDGE LOAN CREDIT AGREEMENT (this “Amendment”) dated as of July 18, 2018 among Westmoreland Coal Company, a Delaware corporation (the “Administrative Borrower”), Prairie Mines & Royalty ULC, an Alberta corporation (the “Canadian Borrower”), Westmoreland San Juan, LLC, a Delaware limited liability company (the “San Juan Borrower”, and together with the Administrative Borrower and the Canadian Borrower, collectively, the “Borrowers” and each a “Borrower”), certain subsidiaries of the Administrative Borrower party hereto (collectively, the “Guarantors” and each, individually, a “Guarantor”), and Wilmington Savings Fund Society, FSB, as Administrative Agent. Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided to such terms in the Bridge Loan Credit Agreement referred to below.
WITNESSETH
WHEREAS, each Borrower, the Lenders and Wilmington Savings Fund Society, FSB, as Administrative Agent, are parties to the Terms of Bridge Loans, dated as of May 21, 2018 (as may be amended, modified and/or supplemented to, but not including, the date hereof, the “Bridge Loan Credit Agreement”), as set forth on Exhibit L to the Term Loan Credit Agreement dated as of December 16, 2014; and
WHEREAS, subject to the terms and conditions of this Amendment, the parties hereto wish to amend the Bridge Loan Credit Agreement as herein provided;
NOW, THEREFORE, it is agreed:
Section 1.01    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Bridge Loan Credit Agreement.
Section 1.02    Amendments to the Bridge Loan Credit Agreement. The definition of “First Lien Intercreditor Agreement” in Section 1.01 of the Bridge Loan Credit Agreement is hereby amended to replace “the Effective Date” with “June 5, 2018”.
ARTICLE II
Miscellaneous Provisions.
Section 2.01    Representations and Warranties.    In order to induce the Administrative Agent to enter into this Amendment, each Borrower hereby represents and warrants that:

(a)
each Credit Party has the power and authority to execute, deliver and perform its obligations under this Amendment and under each of the Credit Documents as amended or supplemented hereby to which it is a party, and, in the case of each Borrower, to make the borrowing contemplated hereunder, and has taken all necessary action to authorize its execution, delivery and performance of this Amendment and each Credit Document as amended or supplemented hereby to which it is a party. Each Credit Party has duly executed and delivered this Amendment, and this Amendment and each Credit

(Signature Page to First Amendment to Bridge Loan Credit Agreement)

Document, as amended or supplemented hereby, constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ right and by equitable principles (regardless of whether enforcement is sought by proceeding in equity or at law);

(b)
no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for those that have otherwise been obtained or made), or exemption or other action by, any Governmental Authority is required to be obtained or made by, or on behalf of any Credit Party in connection with the execution, delivery and performance of this Amendment or any Credit Document, as amended or supplemented hereby, or the legality, validity, binding effect or enforceability of this Amendment or any such Documents as amended or supplemented hereby; and

(c)
the execution, delivery and performance of this Agreement and of the other Credit Documents, as amended or supplemented hereby, the borrowings hereunder and the use of the proceeds thereof will not (i) contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority, (ii) require any consent under, or violate or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, any Lien (other than Permitted Liens) upon any of the property or assets of any Credit Party or any of its Subsidiaries pursuant to the terms of the Bridge Loan Credit Agreement or any indenture, mortgage, deed of trust, other credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any Credit Party or any of its Subsidiaries is a party or by which it or any its property or assets is bound, (iii) result in the creation or imposition of (or the obligation to create or impose) any Lien pursuant to the terms of the documents described in clause (ii) immediately above or (iv) violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Credit Party or any of its Subsidiaries, except in each case referred to in clauses (i), (ii) and (iii) to the extent that any such violation or breach would not reasonably be expected to have a Material Adverse Effect.

Section 2.02    No Waiver.    This Amendment is limited precisely as written and shall not be deemed to (i) be a waiver of or a consent to the modification of or deviation from any other term or condition of the Bridge Loan Credit Agreement, any other Credit Documents or any of the other instruments or agreements referred to therein or (ii) prejudice any right or rights which any of the Lenders or the Administrative Agent now have or may have in the future under or in connection with the Bridge Loan Credit Agreement, any other Credit Documents or any of the other instruments or agreements referred to therein.
Section 2.03    Binding Effect. By executing and delivering a counterpart hereof, each Borrower and each Guarantor hereby agrees that all Loans shall be guaranteed and secured pursuant to and in accordance with the terms and provisions of each of the Guaranty and Collateral Agreement and the other Security Documents in accordance with the terms and provisions thereof.
Section 2.04    Counterparts. This Amendment may be executed in any number of counterparts (including by way of facsimile or other electronic transmission) and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
Section 2.05    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
Section 2.06    Conditions to Effectiveness. The amendments set forth in this Amendment shall become effective on the date (the “First Amendment Effective Date”) when each of the following conditions shall have been satisfied or waived by the applicable party:
(a)    the Administrative Agent shall have received from each Borrower, each other Credit Party and the Administrative Agent an executed counterpart hereof or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof; and
(b)    this Amendment shall have been delivered to the Lenders, and this Amendment shall not have been objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice hereof.
Section 2.07    References. From and after the First Amendment Effective Date, all references in the Bridge Loan Credit Agreement and each of the other Credit Documents to the Bridge Loan Credit Agreement shall be deemed to be references to the Bridge Loan Credit Agreement as modified by each of the amendments effected on such date, as the context may require. This Amendment shall constitute a “Credit Document” for purposes of the Bridge Loan Credit Agreement and the other Credit Documents.

Signature pages follow.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:

WESTMORELAND COAL COMPANY By:___/s/ Jennifer S. Grafton_______________ Name: Jennifer S. Grafton Title: Chief Administrative Officer, Chief Legal Officer and Secretary

PRARIE MINES & ROYALTY, ULC

By:___/s/ Jennifer S. Grafton_______________
   Name: Jennifer S. Grafton
   Title: Assistant Secretary

WESTMORELAND SAN JUAN, LLC

By:___/s/ Samuel N. Hagreen_______________
   Name: Samuel N. Hagreen
   Title: Secretary

(Signature Page to First Amendment to Bridge Loan Credit Agreement)

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Administrative Agent By: ____/s/ Geoffrey J. Lewis_______________ Name: Geoffrey J. Lewis Title: Vice President

(Signature Page to First Amendment to Bridge Loan Credit Agreement)